                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         COINMACH LAUNDRY CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                         COINMACH LAUNDRY CORPORATION
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                     LOGO
                         COINMACH LAUNDRY CORPORATION

                                55 LUMBER ROAD
                            ROSLYN, NEW YORK 11576

Dear Stockholder:

  On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 1:00 p.m., on July 9, 1997 at The Park Hotel, 2200 Rexford Road, Charlotte, North Carolina 28211.

  I look forward to greeting you personally. The accompanying Proxy Statement describes the matters to be acted on at the Annual Meeting, and I urge you to read it carefully.

  At the Annual Meeting, you will be asked to vote on the election of two directors and to confirm the appointment of Ernst & Young LLP as independent public accountants. You will also be asked at the Annual Meeting to approve the Second Amended and Restated 1996 Employee Stock Option Plan. Your Board of Directors believes that the approval of the Second Amended and Restated 1996 Employee Stock Option Plan is in the best interests of all stockholders and has unanimously recommended that you vote "FOR" such proposal.

  It is important that your shares be represented at the Annual Meeting regardless of the number of shares you may hold. In order for your vote to be counted, you must sign, date and return the enclosed proxy card or attend the meeting in person. I urge you to sign and return the enclosed proxy card promptly.

                                          Sincerely,

                                          Stephen R. Kerrigan
                                          Chairman of the Board
                                          and Chief Executive Officer

Roslyn, New York
June 13, 1997

LOGO                     COINMACH LAUNDRY CORPORATION
                                55 LUMBER ROAD
                            ROSLYN, NEW YORK 11576

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JULY 9, 1997

                               ----------------

TO THE STOCKHOLDERS OF COINMACH LAUNDRY CORPORATION:

  NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of Coinmach Laundry Corporation (the "Company") will be held on Wednesday, July 9, 1997, at 1:00 p.m., eastern standard time, at The Park Hotel, 2200 Rexford Road, Charlotte, North Carolina 28211 for the following purposes:

    (1) To elect two Class I directors of the Company to serve for the term expiring at the 2000 annual meeting of stockholders of the Company;

    (2) To approve the Second Amended and Restated 1996 Employee Stock Option Plan;

    (3) To confirm the appointment of Ernst & Young LLP as independent public accountants of the Company for the fiscal year commencing March 29, 1997; and

    (4) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  NOTICE IS FURTHER GIVEN that the Company's Board of Directors has fixed May 26, 1997 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. A list of such stockholders will be available at the time and place of the meeting and, during the ten days prior to the Annual Meeting, at the office of the Secretary of the Company at the above address.

  If you would like to attend the Annual Meeting and your shares are held by a broker, bank or other nominee, you must bring to the Annual Meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of your shares. You must also bring a form of personal identification. In order to vote your shares at the Annual Meeting, you must obtain from the nominee a proxy issued in your name. Whether or not you plan to attend the Annual Meeting, WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING POSTAGE-PAID RETURN ENVELOPE.

  The annual report of the Company on Form 10-K for the fiscal year ended March 28, 1997 is being mailed to all stockholders of record and accompanies the Proxy Statement to which this notice is attached.

                                          By Order of the Board of Directors,

                                          Robert M. Doyle
                                          Secretary

Roslyn, New York
June 13, 1997

                         COINMACH LAUNDRY CORPORATION
                                55 LUMBER ROAD
                            ROSLYN, NEW YORK 11576

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS

                                 JULY 9, 1997

                               ----------------

                                PROXY STATEMENT

                               ----------------

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (sometimes hereinafter referred to as the "Board" or the "Board of Directors") of Coinmach Laundry Corporation (the "Company") to be voted at the annual meeting of stockholders (the "Annual Meeting"), to be held on July 9, 1997 at 1:00 p.m., eastern standard time, at The Park Hotel, 2200 Rexford Road, Charlotte, North Carolina 28211 and at any postponement or adjournment thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed form of proxy are being sent to stockholders commencing on or about June 13, 1997.

  All expenses incident to the solicitation of proxies, including without limitation, preparing, assembling and mailing the proxy solicitation materials, will be paid by the Company. The Company has retained Corporate Investor Communications, Inc. to assist in soliciting proxies for a fee of approximately $1,500, which includes reimbursement of reasonable out-of-pocket expenses. Additional solicitation by mail, telephone, telecopier or by personal solicitation may be effected by directors, officers and regular employees of the Company, for which they will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Common Stock as of the Record Date (each as hereinafter defined) will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable out-of-pocket expenses.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

RECORD DATE AND SHARE OWNERSHIP

  The Board of Directors has fixed the close of business on May 26, 1997 as the record date for the determination of the stockholders entitled to receive notice of, and to vote at, the Annual Meeting (the "Record Date"). The Company has two classes of stock outstanding: (i) Class A common stock, par value $.01 per share (the "Common Stock"); and (ii) Class B non-voting common stock, par value $0.01 per share (the "Non-Voting Common Stock"). Holders of record of Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 10,004,278 shares of Common Stock issued and outstanding and 480,648 shares of Non-Voting Common Stock issued and outstanding.

VOTING AND QUORUM

  Each share of Common Stock, the only securities of the Company entitled to vote at the Annual Meeting, will be entitled to one vote at the Annual Meeting. Holders of Common Stock are not entitled to cumulate their votes on any matter to be considered at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding on the Record Date constitutes a quorum for the transaction of business at the Annual Meeting. Where a quorum is present, the vote of the holders of a majority of shares of Common Stock present in person or represented by proxy and entitled to vote will decide any question voted upon, and the two nominees for director receiving the highest number of votes (i.e., a plurality) will be elected as directors. If any votes are withheld, such withheld votes will be excluded entirely from the vote and will have no effect.

  Abstentions and broker non-votes (as hereinafter defined) are counted for the purpose of determining whether a quorum is present at the Annual Meeting. For the purpose of determining whether a proposal (except for the election of directors) has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy ("broker non-votes"), those shares of Common Stock will not be included in the vote totals and will have no effect on the vote.

PROXIES AND REVOCATION OF PROXIES

  Proxies in the enclosed form are solicited by the Board of Directors in order to provide each stockholder an opportunity to vote on all matters scheduled to come before the Annual Meeting, whether or not the stockholder attends in person. All proxies received pursuant to this solicitation will be voted except as to matters where authority to vote is specifically withheld or the holder has elected to abstain and, where a choice is specified as to the proposal, they will be voted in accordance with such specification. In the absence of specific directions, properly executed proxies will be voted "FOR"
(i) the election of the nominees listed below under "ELECTION OF DIRECTORS" as Class I directors of the Company; (ii) the approval of the Second Amended and Restated 1996 Employee Stock Option Plan; and (iii) the confirmation of the appointment of Ernst & Young LLP as the Company's independent certified public accountants for the current fiscal year. Any stockholder submitting a proxy has the power to revoke the proxy prior to its exercise. A proxy may be revoked (a) by delivering to the Secretary of the Company at or prior to the Annual Meeting an instrument of revocation or a duly executed proxy bearing a date or time later than the date or time of the proxy being revoked or (b) at the Annual Meeting if the stockholder is present and elects to vote in person. Mere attendance at the Annual Meeting will not serve to revoke a proxy.

                       SECURITY OWNERSHIP OF THE COMPANY

VOTING ARRANGEMENTS

  The Company and each of Golder, Thoma, Cressey, Rauner Fund IV, L.P. ("GTCR"), the holder of 4,556,114 shares of Common Stock (or approximately 45.5% of the outstanding Common Stock entitled to vote at the Annual Meeting), MCS Capital, Inc. ("MCS"), the holder of 442,769 shares of Common Stock (or approximately 4.4% of the outstanding Common Stock entitled to vote at the Annual Meeting), Mitchell Blatt, the holder of 396,313 shares of Common Stock (or approximately 4.0% of the outstanding Common Stock entitled to vote at the Annual Meeting) President and Fellows of Harvard College ("Harvard"), the holder of 151,060 shares of Common Stock (or approximately 1.5% of the outstanding Common Stock entitled to vote at the Annual Meeting), and Robert
M. Doyle, Michael E. Stanky, Charles Prato, James N. Chapman, Michael Marrus, David Tulkop, Russell Harrison, Sash A. and Mary Spencer, the holders of an aggregate of 273,580 shares of Common Stock (or approximately 2.7% of the outstanding Common Stock entitled to vote at the Annual Meeting), are parties to a Voting Agreement, dated July 23, 1996 (the "Voting Agreement"), pursuant to which such stockholders agreed to vote their shares of Common Stock so that the Board of Directors will consist of (i) two persons designated by GTCR (currently Messrs. Rauner and Donnini), (ii) two persons who are officers, employees or management of the Company and are designated by the holders of a majority of Common Stock held by executive officers of the Company (currently Messrs. Kerrigan and Blatt), (iii) two persons jointly designated by GTCR and Mr. Kerrigan (currently Mr. Chapman and Dr. Laffer), and (iv) one person designated by GTCR and approved by Mr. Kerrigan (currently Mr. Cerri).

BENEFICIAL OWNERSHIP OF COMMON STOCK

  The following table sets forth the beneficial ownership of Common Stock as of May 26, 1997, by (i) each director of the Company; (ii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption "EXECUTIVE COMPENSATION" below, (iii) each person known by the Company to own more than 5% of the outstanding shares of Common Stock; and
(iv) all directors and executive officers as a group. No director or executive officer of the Company owns any shares of Non-Voting Common Stock. The Company believes that, except as otherwise stated, the beneficial holders listed below have sole voting and investment power regarding the shares of Common Stock beneficially owned by them.

                                                AMOUNT AND NATURE OF  PERCENT OF
               BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP   CLASS/1/
               ----------------                 --------------------  ----------
Golder, Thoma, Cressey, Rauner, Fund IV, L.P.        4,556,114          45.5%
 ...............................................
6100 Sears Tower
Chicago, IL 60606

MCS Capital, Inc. .............................        566,010/2/        5.7%
c/o Coinmach Corporation
521 East Morehead, Suite 590
Charlotte, NC 28202

OFFICERS AND DIRECTORS
Stephen R. Kerrigan............................        566,010/3/        5.7%
Mitchell Blatt.................................        416,313/4/        4.2%
Robert M. Doyle................................        137,964/5/        1.4%
Michael E. Stanky..............................         98,284/6/          *
John E. Denson.................................         11,503/7/          *
Bruce J. Rauner................................      4,556,114/8/       45.5%
David A. Donnini...............................      4,556,114/9/       45.5%
James N. Chapman...............................         30,386/10/         *
Arthur B. Laffer...............................         15,000/11/         *
Stephen G. Cerri...............................         15,000/12/         *
All Officers and Directors as a group (10            5,846,574/13/      58.4%
persons).......................................

  The Company believes that none of the executive officers and directors of the Company have engaged in securities transactions for which they have failed to file, or failed to file on a timely basis, Forms 4 or 5 with the Securities and Exchange Commission.
--------
 * Percentage of shares beneficially owned does not exceed 1% of Common Stock outstanding.
 /1/Share percentage ownership is rounded to nearest tenth of 1% and reflects the effect of dilution as a result of outstanding options to the extent such options are, or within 60 days will become, exercisable. Shares underlying any option which was exercisable on May 26, 1997 or becomes exercisable within the next 60 days are deemed outstanding only for purposes of computing the share ownership and share ownership percentage of the holder of such option.
 /2/Includes shares underlying options to purchase an aggregate of 123,241 shares of Common Stock at an exercise price of $11.90 per share, of which 61,622 are currently exercisable and 61,619 become exercisable within the next 60 days. Does not include shares underlying options to purchase an aggregate of 184,857 shares of Common Stock at an exercise price of $11.90 per share, which options are not currently exercisable nor become exercisable within the next 60 days.
 /3/The shares are owned beneficially by MCS, a corporation controlled by Mr. Kerrigan. Includes shares underlying options held by MCS to purchase an aggregate of 123,241 shares of Common Stock at an exercise price of $11.90 per share, of which 61,622 are currently exercisable and 61,619 become exercisable within the next 60 days. Does not include shares underlying options held by MCS to purchase an aggregate of 184,857 shares of Common Stock at an exercise price of $11.90 per share, which options are not currently exercisable nor become exercisable within the next 60 days. /4/Includes shares underlying options to purchase an aggregate of 20,000 shares of Common Stock at an exercise price of $14.00 per share. Does not include shares underlying options to purchase an aggregate of 80,000 shares of Common Stock at an exercise price of $14.00 per share, which options are not currently exercisable nor become exercisable within the next 60 days. /5/Includes shares underlying options to purchase an aggregate of 28,756 shares of Common Stock at an exercise price of $11.90 per share, of which 14,378 are currently exercisable and 14,378 become exercisable within the next 60 days. Does not include shares underlying options to purchase an aggregate of 43,134 shares of Common Stock at an exercise price of $11.90 per share, which options are not currently exercisable nor become exercisable within the next 60 days.

 /6/Includes shares underlying options to purchase an aggregate of 41,409 shares of Common Stock at an exercise price of $11.90 per share, of which 20,705 are currently exercisable and 20,704 become exercisable within the next 60 days. Does not include shares underlying options to purchase an aggregate of 62,112 shares of Common Stock at an exercise price of $11.90 per share, which options are not currently exercisable nor become exercisable within the next 60 days. Also includes shares underlying options to purchase an aggregate of 10,000 shares of Common Stock at an exercise price of $14.00 per share. Does not include shares underlying options to purchase an aggregate of 40,000 shares of Common Stock at an exercise price of $14.00 per share, which options are not currently exercisable nor become exercisable within the next 60 days.
 /7/Represents shares underlying options to purchase an aggregate of 11,503 shares of Common Stock at an exercise price of $11.90 per share, of which 5,752 shares are currently exercisable and 5,751 shares become exercisable within the next 60 days. Does not include shares underlying options to purchase an aggregate of 17,253 shares of Common Stock at an exercise price of $11.90 per share, which options are not currently exercisable nor become exercisable within the next 60 days.
 /8/All such shares are held by GTCR, of which GTCR IV, L.P. ("GTCR IV"), is the general partner. Mr. Rauner is a principal of Golder, Thoma, Cressey, Rauner, Inc., the general partner of GTCR IV. Mr. Rauner disclaims beneficial ownership of such shares.
 /9/All such shares are held by GTCR, of which GTCR IV is the general partner. Mr. Donnini is a principal of Golder, Thoma, Cressey, Rauner, Inc., the general partner of GTCR IV. Mr. Donnini disclaims beneficial ownership of such shares.
/10/Includes shares underlying options to purchase an aggregate of 11,503 shares of Common Stock at an exercise price of $11.90 per share. Does not include shares underlying options to purchase an aggregate of 17,253 shares of Common Stock at an exercise price of $11.90 per share, which options are not currently exercisable nor become exercisable within the next 60 days.
/11/Represents shares underlying options to purchase an aggregate of 15,000 shares of Common Stock at an exercise price of $14.00 per share. Does not include shares underlying options to purchase an aggregate of 45,000 shares of Common Stock at an exercise price of $14.00 per share, which options are not currently exercisable nor become exercisable within the next 60 days.
/12/Represents shares underlying options to purchase an aggregate of 15,000 shares of Common Stock at an exercise price of $14.00 per share. Does not include shares underlying options to purchase an aggregate of 45,000 shares of Common Stock at an exercise price of $14.00 per share, which options are not currently exercisable nor become exercisable within the next 60 days.
/13/In calculating the shares beneficially owned by executive officers and directors as a group, (i) 4,556,114 shares of Common Stock owned by GTCR and included in the beneficial ownership amounts of each of Messrs. Rauner and Donnini, and (ii) 566,010 shares of Common Stock owned by MCS and included in the beneficial ownership amount of Mr. Kerrigan, in each case as set forth in the table above, are included only once. In calculating the percentage of shares owned by executive officers and directors as a group, the shares of Common Stock underlying all options which are beneficially owned by executive officers and directors and which are currently exercisable or become exercisable within the next 60 days are deemed outstanding.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the Nasdaq National Market. Officers, directors and ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on its review of copies of such
Section 16(a) forms received by it and written representations from certain persons that no other reports were required to be filed by them, the Company believes that, during the Company's most recently completed fiscal year ended March 28, 1997, all filing requirements applicable to its officers, directors, and ten percent stockholders were complied with, except that: (i) GTCR and Messrs. Blatt, Chapman, Denson, Doyle, Kerrigan, Osborne and Stanky failed to file a Form 3 by July 23, 1996, the effective date of the Company's registration statement on Form S-1 (the "Effective Date"), with respect to shares of Common Stock owned by such persons on the Effective Date; (ii) Messrs. Harrison, Marrus and Prato and MCS, each of whom may be deemed to be a member of a "group" under Section 13(d) of the Exchange Act ("Section 13(d)") on account of the execution of the Voting Agreement by such person, failed to file in a timely manner a Form 3 with respect to (a) any deemed status as a member of a Section 13(d) "group" and (b) a grant of options to such persons on the Effective Date; (iii) Harvard, Harvard Management Company, Inc., Mr. Tulkop and Sash A. and Mary Spencer, each of whom may be deemed to be a member of a Section 13(d) "group" on account of the execution of the Voting Agreement by such person, failed to file in a timely manner a Form 3 with respect thereto; and (iv) Messrs. Cerri and Laffer failed to file a Form 3 in a timely manner with respect to their election as directors of the Company.

                             ELECTION OF DIRECTORS

  The Board is divided into three classes of directors. Each class of directors is elected to serve for a term of three years, so that the terms of office of approximately one-third of the directors will expire each year. At the Annual Meeting, two directors are to be elected in Class I to hold office until the 2000 annual meeting of stockholders or until their successors are elected and qualified. The persons designated as nominees for election as directors in Class I are Stephen R. Kerrigan and David A. Donnini. Each of such nominees is currently a director of the Company.

  Should any one or more of these nominees become unable to serve for any reason, or for good cause will not serve, the Board may, unless the Board by resolution provides for a lesser number of directors, designate substitute nominees, in which event the persons named in the enclosed proxy will vote proxies that would otherwise be voted for all named nominees for the election of such substitute nominee or nominees.

  Certain information with respect to each of the nominees and directors relating to principal occupations and directorships, and the approximate number of shares of Common Stock beneficially owned by them, directly or indirectly, has been furnished to the Company by such nominees and directors.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" BOTH NOMINEES.

                                                                       DIRECTOR
NAME, PRINCIPAL OCCUPATION FOR THE PAST FIVE YEARS, DIRECTORSHIPS  AGE  SINCE
-----------------------------------------------------------------  --- --------
                  CLASS I DIRECTOR NOMINEES FOR
                      TERM EXPIRING IN 2000
STEPHEN R. KERRIGAN. Mr. Kerrigan has been Chief Executive          43   1995
Officer of the Company since April 1996 and of Coinmach
Corporation, a wholly-owned subsidiary of the Company
("Coinmach"), since November 1995. Mr. Kerrigan was President and
Treasurer of Solon Automated Services, Inc. ("Solon") and the
Company from April 1995 until April 1996, and Chief Executive
Officer of The Coinmach Corporation ("TCC") from January 1995 until November 1995./1/ Mr. Kerrigan has been a director and
Chairman of the Board of the Company since April 1995 and of
Coinmach since November 1995. Mr. Kerrigan was a director of TCC from January 1995 to November 1995 and a director of Solon from
April 1995 to November 1995. Mr. Kerrigan served as Vice
President and Chief Financial Officer of TCC's predecessor,
Coinmach Industries Co., L.P. from 1987 until 1994. Mr. Kerrigan was an executive officer of CIC I Acquisition Corp. ("CIC"), which filed a voluntary petition for reorganization under Chapter
11 of the United States Bankruptcy Code in 1993.

DAVID A. DONNINI. Mr. Donnini has been a director of the Company    32   1995
since April 1995. Mr. Donnini was a director of Coinmach from
November 1995 to November 1996 and a director of TCC from January
1995 to November 1995. Mr. Donnini has been a Principal of GTCR since 1993. From 1991 to 1993, Mr. Donnini was an Associate with
GTCR. Mr. Donnini serves as a director of Polymer Group, Inc.,
International Computer Graphics, Inc., U.S. Aggregates, Inc.,
Keystone Group Holdings, Inc., Dickson Media, Inc. and Cherrydale
Farms, Inc.

--------
1 On November 30, 1995, TCC merged with and into Solon (the "Merger") and entered into a series of refinancing transactions, whereupon the surviving corporation changed its name to "Coinmach Corporation." Coinmach Corporation is the principal operating subsidiary of the Company.

                                                                       DIRECTOR
NAME, PRINCIPAL OCCUPATION FOR THE PAST FIVE YEARS, DIRECTORSHIPS  AGE  SINCE
-----------------------------------------------------------------  --- --------
                  INCUMBENT CLASS II DIRECTORS
                    WHOSE TERMS EXPIRE IN 1998

DR. ARTHUR B. LAFFER. Dr. Laffer has been a director of the         57   1996
Company since September 1996. Dr. Laffer is a director of Mastec,
Inc., Nicholas Applegate Mutual Funds, Nicholas Applegate Growth
Equity Funds, Casmyn, Inc. and United States Filter Corporation.
Dr. Laffer has been Chairman and Chief Executive Officer of A.B.
Laffer, V.A. Canto & Associates, an economic consulting firm, since 1979, Chief Executive Officer of Calport Asset Management,
Inc., a money management firm, since 1992 and Chief Executive
Officer of Laffer Advisors, Inc., a registered broker-dealer and investment advisor since 1985.

STEPHEN G. CERRI. Mr. Cerri has been a director of the Company      62   1996
since September 1996. Mr. Cerri has been Chairman and Chief
Executive Officer of Alinabal Holdings Corporation, manufacturer of electro-mechanical and mechanical products, since November
1987 and a consultant with Capstone Management Resources, Inc., a firm which provides consulting services to clientele involved in leveraged transactions.

JAMES N. CHAPMAN. Mr. Chapman has been a director of the Company    35   1995
since April 1995. Mr. Chapman is presently a Vice President--
Investment Banking with The Renco Group, Inc., a financial
services company. Mr. Chapman was a Principal of Fieldstone
Private Capital Group, L.P. a private holding company, from its inception in 1990 to May 1996. Mr. Chapman was a director of
Coinmach from November 1995 to November 1996 and a director of
TCC, from January 1995 to November 1995.

                  INCUMBENT CLASS III DIRECTORS
                    WHOSE TERMS EXPIRE IN 1999

MITCHELL BLATT. Mr. Blatt has been President and Chief Operating    45   1995
Officer of the Company since April 1996 and of Coinmach since
November 1995. Mr. Blatt was the President and Chief Operating
Officer of TCC from January 1995 to November 1995. Mr. Blatt has been a director of the Company and Coinmach since November 1995.
Mr. Blatt joined TCC as Vice President-General Manager in 1982 and was Vice President and Chief Operating Officer from January
1988 to February 1994. Mr. Blatt was an executive officer of CIC, which filed a voluntary petition for reorganization under Chapter
11 of the United States Bankruptcy Code in 1993.

 BRUCE V. RAUNER. Mr. Rauner has been a director of the Company     41   1995
since April 1995. Mr. Rauner was a director of Coinmach from
November 1995 to November 1996 and a director of TCC from January
1995 to November 1995. Mr. Rauner has been a Principal and
General Partner with GTCR since 1984, where he is responsible for originating and making new investments, monitoring portfolio companies and recruiting and training associates. Mr. Rauner serves as a director of ERO, Inc., COREStaff, Inc., Cherrydale
Farms, Inc., Esquire Communications Ltd., International Computer
Graphics, Inc., Lason Systems, Inc., U.S. Aggregates, Inc. and
Polymer Group, Inc.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD

  The Board has three standing committees: an Audit Committee, a Compensation Committee and a Plan Administration and Compensation Committee. The Board does not have a nominating committee or a committee performing the functions of a nominating committee.

  AUDIT COMMITTEE. The Audit Committee is charged with recommending the appointment of the Company's independent auditors, consulting with the independent auditors and reviewing the results of internal audits, independent audits, and the audit report with the independent auditors engaged by the Company. Further, the Audit Committee is empowered to make independent investigations and inquiries into all financial reporting or other financial matters of the Company, as it deems necessary. The members of the Audit Committee are Dr. Laffer and Messrs. Cerri and Chapman.

  COMPENSATION COMMITTEE. The Compensation Committee reviews and recommends to the Board the compensation of executive officers and the adoption of any compensation plans in which executive officers are eligible to participate. The members of the Compensation Committee are Dr. Laffer and Messrs. Donnini and Cerri.

  PLAN ADMINISTRATION AND COMPENSATION COMMITTEE. The Plan Administration and Compensation Committee administers the Company's Second Amended and Restated 1996 Employee Stock Option Plan (the "Option Plan") and reviews and recommends to the Board the awards or grants to be made thereunder. The members of the Plan Administration and Compensation Committee are Messrs. Donnini and Rauner.

COMPENSATION OF DIRECTORS

  Directors receive no cash remuneration for their service as directors, other than reimbursement of reasonable travel and related expenses for attendance at Board meetings. The Company has granted each of Dr. Laffer and Mr. Cerri options to purchase 60,000 shares of Common Stock, in each case, at an exercise price of $14.00 per share (the initial offering price of Common Stock in the Company's initial public offering in July 1996 (the "Offering")), all of which options vest in four equal annual installments commencing on the date of grant and on each of the next three anniversaries thereafter. The Company has granted Mr. Chapman options to purchase 28,756 shares of Common Stock at an exercise price of $11.90 per share, 5,752 of which are currently exercisable and the remainder of which vest in four equal annual installments commencing on the first anniversary of the date of grant. None of such directors has exercised any options to date.

ATTENDANCE AT BOARD OF DIRECTORS MEETINGS

  During the fiscal year ended March 28, 1997, the Board of Directors of the Company held three regularly scheduled meetings. The Plan Administration and Compensation Committee held one meeting. The Compensation Committee and the Audit Committee did not meet during the 1997 fiscal year. Each director who is standing for re-election attended all meetings of the Board and of the committees of the Board on which they served.

                              EXECUTIVE OFFICERS

The following table sets forth certain information regarding the executive officers of the Company:

                 NAME                 AGE TITLE
                 ----                 --- -----
 Stephen R. Kerrigan.................  43 Chairman of the Board and Chief
                                           Executive Officer, Director
 Mitchell Blatt......................  45 President, Chief Operating Officer,
                                           Director
 Robert M. Doyle.....................  40 Chief Financial Officer, Senior Vice
                                           President, Treasurer, Secretary
 John E. Denson......................  59 Senior Vice President-Corporate
                                           Development
 Michael E. Stanky...................  45 Senior Vice President
 R. Daniel Osborne...................  41 Area Vice President
 David A. Siegel.....................  39 Area Vice President

  For additional information regarding Messrs. Kerrigan and Blatt see "ELECTION OF DIRECTORS" above.

  Mr. Doyle has been Chief Financial Officer, Senior Vice President, Treasurer and Secretary of the Company since April 1996 and of Coinmach since November 1995. Mr. Doyle has been a director of Coinmach since November 1995. Mr. Doyle served as Vice President, Treasurer and Secretary of TCC from January 1995 to November 1995. Mr. Doyle joined Coinmach's predecessor in 1987 as Controller. In 1988, Mr. Doyle became Director of Accounting, and was promoted in 1989 to Vice President and Controller. Mr. Doyle was an executive officer of CIC which filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in 1993.

  Mr. Denson has been Senior Vice President of the Company since April 1996 and of Coinmach since November 1995. Mr. Denson was Senior Vice President, Finance of Solon from June 1987 until November 1995. Mr. Denson has served as an officer of Solon under various titles since 1973, and served as a director and Co-Chief Executive Officer of Solon from November 1994 to April 1995.

  Mr. Stanky has been Senior Vice President of the Company since April 1996 and of Coinmach since November 1995. Mr. Stanky was a Senior Vice President of Solon from July 1995 to November 1995. Mr. Stanky served Solon in various capacities since 1976, and in 1985 was promoted to Area Vice President responsible for Solon's South-Central Region. Mr. Stanky served as a Co-Chief Executive Officer of Solon from November 1994 to April 1995.

  Mr. Osborne has been Area Vice President of the Company since April 1996 and of Coinmach since November 1995. Mr. Osborne served Solon in various capacities from 1987 to November 1995. In July 1995, Mr. Osborne was promoted to Area Vice President of Coinmach responsible for the Company's Southeast Region.

  Mr. Siegel has been Area Vice President of the Company since April 1996 and of Coinmach since November 1995. Mr. Siegel served Solon in various capacities since 1985, and in August 1995 was promoted to Area Vice President of Coinmach responsible for the Company's Mid-Atlantic Region.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth all compensation awarded to, earned by or paid to the Chief Executive Officer and the next four most highly compensated executive officers of the Company (the "Named Executive Officers") for all services rendered in all capacities for the fiscal years ended March 31, 1995, March 29, 1996 and March 28, 1997. In connection with the Merger, Solon and Coinmach Industries Co., L.P., predecessors of the Company, changed their fiscal years from September 30, 1995 and December 31, 1995, respectively, to the last Friday in March 1996. Accordingly, (i) fiscal years prior to March 28, 1997 have been restated to conform such periods to fiscal years ending the last Friday in March, and (ii) compensation for the Named Executive Officers has been adjusted to reflect the amount of compensation awarded to, earned by or paid in each of the fiscal periods shown.

                                                     ANNUAL COMPENSATION
                                 ----------------------------------------------------------------------
                                                              SECURITIES
                                                 OTHER ANNUAL UNDERLYING
   NAME AND PRINCIPAL     FISCAL SALARY   BONUS  COMPENSATION  OPTIONS        ALL OTHER
       OCCUPATION          YEAR    ($)     ($)       ($)         (#)       COMPENSATION/1/
   ------------------     ------ ------- ------- ------------ ----------   ---------------
Stephen R. Kerrigan        1997  330,841 400,000    40,385/2/  308,098/3/      60,839/4/
 Chief Executive Officer   1996  290,000  91,250       --          --          13,024/5/
                           1995  200,763      --       --          --          14,898/5/

Mitchell Blatt             1997  238,942 112,000       --      100,000         61,548/6/
 President, Chief          1996  215,000  91,250       --          --          22,849/7/
 Operating Officer         1995  197,497     --        --          --          20,942/7/

Robert M. Doyle            1997  149,997  62,500       --       71,890         17,825/8/
 Chief Financial Officer   1996  110,577  25,000       --          --           2,338/9/
                           1995   84,281     --        --          --           3,238/9/

John E. Denson             1997  125,589  25,000       --       28,756          2,327/10/
 Senior Vice President     1996  125,300     --        --          --           2,233/11/
                           1995  124,900  35,295       --          --          67,752/11/,/12/

Michael E. Stanky          1997  150,500  37,500       --      153,521          5,462/13/
 Senior Vice President     1996  141,425     --        --          --           1,253/14/
                           1995  127,373  53,628       --          --          65,183/14/,/15/

--------
 /1/The Company has not previously offered and presently does not have a long term incentive program. The Company does not presently intend to offer any such program to its executive officers or other employees.
 /2/Represents reimbursement of certain out-of-pocket relocation expenses. /3/Options are held by MCS, a corporation controlled by Mr. Kerrigan. /4/Includes $45,109 in forgiven indebtedness; $5,938 in imputed interest, calculated at a rate of 9.5% per annum, on an interest free loan made by the Company to Mr. Kerrigan; $4,554 in automobile allowances; $2,424 in club membership fees; $1,875 in contributions to the Company Profit Sharing Plan; and $939 in life insurance premiums paid for Mr. Kerrigan.
 /5/Includes club membership fees for fiscal years 1996 and 1995 of $4,600 each year; expense allowances for fiscal years 1996 and 1995 of $3,596 and $5,472, respectively; automobile allowances for fiscal years 1996 and 1995 of $2,688 and $2,688, respectively; and contribution by TCC to the Company Profit Sharing Plan for fiscal years 1996 and 1995 of $2,140 and $2,138, respectively.
 /6/Includes $45,109 in forgiven indebtedness; $4,231 in automobile allowances;
   $9,600 in club membership fees; $1,875 in contributions to the Company Profit Sharing Plan; and $733 in life insurance premiums paid for Mr.
   Blatt.
 /7/Includes club membership fees for fiscal years 1996 and 1995 of $10,000 each year; expense allowances for fiscal years 1996 and 1995 of $7,310 and $7,779, respectively; automobile allowances for fiscal years 1996 and 1995 of $3,417 and $1,025, respectively; and contribution by TCC to the Company Profit Sharing Plan for fiscal years 1996 and 1995 of $2,122 and $2,138, respectively.
 /8/Includes $13,703 in forgiven indebtedness; $1,762 in automobile allowances;
   $1,875 in contributions to the Company Profit Sharing Plan; and $485 in life insurance premiums paid for Mr. Doyle.
 /9/Includes automobile allowances for fiscal years 1996 and 1995, of $1,004 and $2,169 respectively; and contributions by TCC to the Company Profit Sharing Plan for fiscal years 1996 and 1995 of $1,334 and $1,069, respectively.
/10/Includes $104 in imputed interest, calculated at a rate of 9.5% per annum, on an interest free loan made by the Company to Mr. Denson; $233 in automobile allowances; and $1,149 in contributions to the Company Profit Sharing Plan.
/11/Includes automobile allowances for fiscal years 1996 and 1995, of $1,150 and $3,085, respectively; and contributions by Solon to the Solon
   Retirement Savings Plan for fiscal years 1996 and 1995 of $1,083 and $2,167, respectively.

/12/Includes a $62,500 lump sum payment to Mr. Denson on April 6, 1995 due to a change in control of Solon.
/13/Includes $3,919 in forgiven indebtedness; $355 in automobile allowances;
   and $1,188 in contributions to the Company Profit Sharing Plan.
/14/Includes contributions by Solon to the Solon Retirement Savings Plan for
   fiscal years 1996 and 1995 of $1,253 and $2,433, respectively.
/15/Includes a $62,750 lump sum payment to Mr. Stanky on April 6, 1995 due to a change in control of Solon.

EMPLOYMENT CONTRACTS

  Employment Agreements of Stephen R. Kerrigan, Mitchell Blatt and Robert M. Doyle. On January 31, 1995, TCC and each of Stephen R. Kerrigan, Mitchell Blatt and Robert M. Doyle (each, a "Senior Manager"), entered into Senior Management Agreements (collectively, the "Senior Management Agreements"). In connection with the Merger, the obligations of TCC under the Senior Management Agreements were assumed by Coinmach and certain amendments to such agreements were effected pursuant to the Omnibus Agreement, dated as of November 30, 1995 (the "Omnibus Agreement"). The Senior Management Agreements provide for annual base salaries of $225,000, $225,000 and $100,000 for each of Messrs. Kerrigan, Blatt and Doyle, respectively, which amounts are reviewed annually by the Board. In 1996, the Board approved increases in annual salaries for each of Messrs. Kerrigan, Blatt and Doyle to $350,000, $250,000 and $150,000, respectively, which, in the case of Messrs. Kerrigan and Blatt, became effective in July 1996. The Board, in its sole discretion, may grant each Senior Manager an annual bonus. Each Senior Management Agreement is terminable at the will of the Senior Managers or at the discretion of the Board. Senior Managers are entitled to severance pay upon termination of their employment. If employment is terminated by the Company without Cause (as defined in the Senior Management Agreements) and no event of default has occurred under any bank credit facility to which the Company is a party, Senior Managers are entitled to receive severance pay in an amount equal to 1.5 times their respective annual base salaries then in effect, payable in 18 equal monthly installments. If employment is terminated by the Company and an event of default has occurred and is continuing under any bank credit facility to which the Company is a party, Senior Managers are entitled to receive severance pay in an amount equal to their respective annual base salaries then in effect, payable in 12 equal monthly installments. Under limited circumstances, Senior Managers are entitled to receive half of the severance pay to which they are otherwise entitled if employment with the Company is terminated by them.

  Employment Agreement of John E. Denson. The Company entered into an employment agreement with Mr. Denson, dated as of September 5, 1996, for a term of one year which is automatically renewable each year for successive one-year terms. Such agreement provides for an annual base salary of $110,000, commencing January 1, 1997, which amount is to be reviewed each December by the Board. The Board may, in its discretion, grant Mr. Denson a performance-based annual bonus. The agreement is terminable at the will of Mr. Denson or at the discretion of the Board. Under the terms of such employment agreement, Mr. Denson is entitled to receive severance pay upon termination of employment by the Company without Cause (as defined in such agreement) in an amount equal to the greater of $110,000 or his annual base salary then in effect.

  Employment Agreement of Michael E. Stanky. On July 1, 1995, the Company entered into an employment agreement with Mr. Stanky providing for an annual base salary of $150,000. The terms and conditions of Mr. Stanky's employment agreement are substantially similar to those contained in the Senior Management Agreements.

PROFIT SHARING AND RETIREMENT SAVINGS PLAN

  The Company offers a profit sharing and retirement savings plan (the "Profit Sharing Plan") to all current eligible employees of the Company who have completed one year of service. Pursuant to the Profit Sharing Plan, eligible employees may defer from 2% up to 15% of their salaries up to a maximum level imposed by applicable federal law ($9,500 in 1996). The percentage of compensation contributed to the plan is deducted from each eligible employee's salary and considered tax-deferred savings under applicable federal income tax law. Pursuant to the Profit Sharing Plan, the Company contributes increasing matching contribution amounts, based upon the number of years of service completed by eligible participants, up to a maximum contribution of 1.5% of an eligible employee's salary (subject to the Internal Revenue Code limitation on compensation taken into account for such purpose). Matching contribution percentages range from 5% for one to two years of service up to 25% for five or more years of service, of the amount contributed to the Profit Sharing Plan by the respective eligible employee. Eligible employees become vested with respect to matching contributions made by the Company pursuant to a vesting schedule based upon an eligible employee's years of service. After two years of service, an eligible employee is 20% vested in all matching contributions made to the Profit Sharing Plan. Such employee becomes vested in equal increments thereafter through the sixth year of service, at which time such employee becomes 100% vested. Eligible participants are always 100% vested in their own contributions, including investment earnings on such amounts.

  The Company made the following matching contributions during its fiscal year ended March 28, 1997 to the Named Executive Officers appearing in the Summary Compensation Table above: Mr. Kerrigan $1,875; Mr. Doyle $1,875; Mr. Blatt $1,875; Mr. Denson $1,149; and Mr. Stanky $1,188.

OPTION GRANTS

  The following table sets forth certain information concerning grants of stock made during the fiscal year ended March 28, 1997 to each of the Named Executive Officers.

                                                                              POTENTIAL REALIZABLE VALUE
                                                                                          AT
                                                                                ASSUMED ANNUAL RATES OF
                                                                                         SHARE
                                                                              PRICE APPRECIATION FOR TEN
                                                                                         YEAR
                                                                                  OPTION TERM ($)/1/
                                                                             ---------------------------
                                    PERCENTAGE
                                     OF TOTAL
                                     OPTIONS              MARKET
                         NUMBER     GRANTED TO EXERCISE  PRICE PER   OPTION
                           OF       EMPLOYEES    PRICE   SHARE ON     TERM
                         OPTIONS    IN FISCAL     PER     DATE OF  EXPIRATION
          NAME           GRANTED       YEAR    SHARE ($) GRANT ($)    DATE      0%       5%        10%
          ----           -------    ---------- --------- --------- ---------- ------- --------- ---------
Stephen R. Kerrigan..... 308,098/2/    38.2%     11.90     14.00    7/23/06   647,006 3,359,662 7,521,410
Chief Executive Officer
Mitchell Blatt.......... 100,000/3/    12.4%     14.00     14.00    8/08/06      0      880,452 2,231,239
President, Chief
Operating Officer
Robert M. Doyle.........  71,890/4/     8.9%     11.90     14.00    7/23/06   150,969   783,926 1,755,007
Chief Financial Officer
John E. Denson..........  28,756/5/     3.6%     11.90     14.00    7/23/06    60,388   313,571   702,003
Senior Vice President
Michael E. Stanky....... 103,521/6/    12.8%     11.90     14.00    7/23/06   217,394 1,128,847 2,527,195
Senior Vice President     50,000/7/     6.2%     14.00     14.00    8/08/06      0      440,226 1,115,620

--------
/1/These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent upon the future market performance of Common Stock and the date on which the options are exercised. The values represented in this table may not necessarily be achieved.
/2/Options are held by MCS, a corporation controlled by Mr. Kerrigan. 61,622 shares underlying the option are immediately exercisable, and the remaining shares become exercisable in four equal annual installments commencing on July 23, 1997.
/3/20,000 shares underlying the option are immediately exercisable, and the remaining shares become exercisable in four equal annual installments commencing on August 8, 1997.
/4/14,378 shares underlying the option are immediately exercisable, and the remaining shares become exercisable in four equal annual installments commencing on July 23, 1997.
/5/5,752 shares underlying the option are immediately exercisable, and the remaining shares underlying the options become exercisable in four equal annual installments commencing on July 23, 1997.
/6/20,705 shares underlying the option are immediately exercisable, and the remaining shares become exercisable in four equal annual installments commencing on July 23, 1997.
/7/10,000 shares underlying the option are immediately exercisable, and the remaining shares become exercisable in four equal annual installments commencing on August 8, 1997.

FISCAL YEAR-END OPTIONS AND OPTION VALUES

  The following table presents certain information relating to the number and value of unexercised stock options beneficially owned by the Named Executive Officers as of March 28, 1997. None of such officers who owned options to purchase Common Stock during the fiscal year ended March 28, 1997 exercised any of such options during such period.

                            NUMBER OF SECURITIES
                           UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                           OPTIONS AT FISCAL YEAR      IN-THE-MONEY OPTIONS
                                     END                AT FISCAL YEAR END
                                     (#)                      ($)/1/
                          -------------------------- -------------------------
           NAME           EXERCISABLE  UNEXERCISABLE EXERCISABLE UNEXERCISABLE
           ---            -----------  ------------- ----------- -------------
Stephen R. Kerrigan .....   61,622/2/     246,476/2/   345,083     1,380,266
 Chief Executive Officer
Mitchell Blatt...........   20,000/3/      80,000/3/    70,000       280,000
 President, Chief
Operating Officer
Robert M. Doyle .........   14,378/2/      57,512/2/    80,517       322,067
 Chief Financial Officer
John E. Denson...........    5,752/2/      23,004/2/    32,211       128,822
 Senior Vice President
Michael E. Stanky .......   20,705/2/      82,816/2/   115,948       463,770
 Senior Vice President      10,000/3/      40,000/3/    35,000       140,000

--------
/1/The value of unexercised in-the-money options, whether or not exercisable, equals the difference between the fair market value of such options at fiscal year-end and the exercise price of such options. The closing price per share of Common Stock as reported on the Nasdaq National Market on March 28, 1997 was $17.50. The exercise price per share of options granted on July 23, 1996 (the "July Options") and options granted on September 17, 1996 (the "September Options") is $11.90. The exercise price per share of options granted on August 8, 1996 is $14.00.
/2/These options consist of July Options and September Options, all of which options are exercisable at an exercise price of $11.90 per share. On September 17, 1996, the Company granted options to holders of the July Options to purchase certain additional shares of Common Stock in order to offset the dilution of the July Options resulting from the exercise of a 30-day over-allotment option granted to underwriters in the Offering.
/3/These options were granted on August 8, 1996 and are exercisable at an exercise price of $14.00 per share.

STOCK PERFORMANCE GRAPH

  The graph below compares the percentage changes in the Company's cumulative total stockholder return from July 23, 1996 (the date of the Offering) through March 27, 1997 (the last day that the Nasdaq National Market was open during the Company's 1997 fiscal year) with the cumulative total return of the NASDAQ Composite Index and the Russell 2000 Index for the same periods. This graph assumes the investment of $100 in Common Stock, the NASDAQ Composite Index and the Russell 2000 Index on July 23, 1996 and the reinvestment of all dividends.




                                   [GRAPHIC]

                                 JULY 23, SEPTEMBER 30, DECEMBER 31, MARCH 27,
                                   1996       1996          1996       1997
                                 -------- ------------- ------------ ---------
     Coinmach Laundry
     Corporation................   $100       $144          $124       $121
     NASDAQ Composite Index.....   $100       $111          $116       $114
     Russell 2000 Index.........   $100       $107          $112       $108

  The Company believes it is the only publicly traded provider of coin-operated laundry equipment services in the United States. Accordingly, there are no companies with which the Company may directly compare its stock performance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During the fiscal year ended March 28, 1997, Mr. Kerrigan, Chairman of the Board and Chief Executive Officer of the Company, served on the Compensation Committee, together with Dr. Laffer and Mr. Cerri, from its formation in September 1996 to November 1996. At the Board's direction, the Compensation Committee was reconstituted and is presently comprised of Dr. Laffer and Messrs. Cerri and Donnini.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MANAGEMENT AND CONSULTING SERVICES

  On July 17, 1996, the Company paid GTCR IV, L.P., the general partner of GTCR, a $500,000 fee in connection with the termination of the Management and Consulting Services Agreement entered into between the Company and GTCR, IV, L.P. on July 26, 1995 (the "Management Agreement"). No other fees were paid to GTCR, IV, L.P. pursuant to the Management Agreement during the fiscal year ended March 28, 1997.

  During the 1997 fiscal year, the Company agreed to pay Mr. Chapman $250,000 in 25 equal monthly installments of $10,000 per month for general financial advisory and investment banking services. Additionally, the Company paid Mr. Chapman a fee of $125,000 in January 1997 for services provided in arranging bank financing relating to the Company's January 1997 acquisition of Kwik Wash Laundries, L.P.

REGISTRATION RIGHTS AGREEMENT

  The Company and GTCR, MCS and Messrs. Blatt, Doyle, Stanky and Chapman are parties to a registration rights agreement, dated July 26, 1995 (the "Company Registration Agreement"), pursuant to which the Company granted such parties certain rights with respect to the registration under the Securities Act, for resale to the public, of their respective Registrable Securities (as defined in the Company Registration Agreement). The Company Registration Agreement provides that, among other things, at any time after the Company has completed an Initial Public Offering (as defined in the Company Registration Agreement), GTCR has the right to "demand" registrations under the Securities Act with respect to all or a portion of GTCR's Registrable Securities. The Company Registration Agreement also provides for customary provisions regarding: (i) the priority among holders of securities with respect to the number of shares to be registered pursuant to any demand or piggyback registration; and (ii) indemnification by the Company of the holders of Registrable Securities.

CERTAIN LOANS TO MEMBERS OF MANAGEMENT

  As of May 26, 1997, Mr. Kerrigan (directly and indirectly through MCS, an entity controlled by Mr. Kerrigan), and Mr. Blatt owed the Company $672,620 and $172,620, respectively, plus interest accrued thereon. During the 1997 fiscal year, the largest aggregate amount owed to the Company by Mr. Kerrigan (directly and indirectly through MCS) and Mr. Blatt equalled $672,620 and $214,166, respectively, plus interest accrued thereon. The indebtedness of each of MCS and Mr. Blatt is evidenced by promissory notes dated (i) January 31, 1995 in the original principal amount of $140,000; (ii) July 26, 1995 in the original amount of $52,370; and (iii) May 3, 1996 in the original amount of $21,797. Each such note accrues interest at a rate of 8% per annum and was delivered to the Company in connection with the purchase of Company securities by MCS and Mr. Blatt. The promissory notes dated January 31, 1995 are payable in four equal annual installments commencing on January 31, 1996. The promissory notes dated July 26, 1995 and May 3, 1996 are payable in eight equal annual installments commencing on July 26, 1996 and May 3, 1997, respectively. During the 1997 fiscal year, the Company forgave the repayment of approximately $45,109 by each of MCS and Mr. Blatt, which amounts represent the aggregate amount of the first installment of principal and interest owed by MCS and Mr. Blatt under the notes dated January 31, 1995 and July 26, 1995.

  In connection with Coinmach's establishment of a corporate development office in Charlotte, North Carolina and the relocation of Messrs. Kerrigan and Denson to such office in September 1996 and March 1997, respectively, Coinmach extended loans to each of Messrs. Kerrigan and Denson in the principal amounts of $500,000 and $80,000, respectively. The loan to Mr. Denson (the "Denson Loan") is an interest free demand loan that is secured by certain real property owned by Mr. Denson. The loan to Mr. Kerrigan (the "Kerrigan Loan") provides for the repayment of principal and interest in five equal annual installments commencing in July 1997 (each payment date, a "Payment Date") and accrual of interest at a rate of 7.5% per annum. The Kerrigan Loan provides that payments of principal and interest will be forgiven on each Payment Date provided that Mr. Kerrigan is employed by Coinmach on such Payment Date. If Mr. Kerrigan ceases to be employed by

Coinmach for a reason other than (i) a change in control of Coinmach, (ii) the death or disability of Mr. Kerrigan while employed by Coinmach, or (iii) cause (each, a "Termination Event"), then all outstanding amounts due under the Kerrigan Loan will be forgiven as of the date of the Termination Event. If Mr. Kerrigan's employment is terminated upon the occurrence of any event that is not a Termination Event, then all outstanding amounts due under the Kerrigan Loan will become due and payable within 30 business days following the termination of Mr. Kerrigan's employment.

REDEMPTION OF PREFERRED STOCK

  In July 1996, the Company utilized a portion of the proceeds of the Offering to redeem all of the outstanding shares of its preferred stock, par value $.01 per share (the "Preferred Stock"). GTCR and Mr. Chapman, the holders of 924.5 shares and 3.8 shares of Preferred Stock, respectively, received $17,776,942 and $73,069, respectively, upon the redemption of such shares by the Company.

 PROPOSAL TO ADOPT THE SECOND AMENDED AND RESTATED 1996 EMPLOYEE STOCK OPTION
                                     PLAN

  The Second Amended and Restated 1996 Employee Stock Option Plan is being submitted for approval by the stockholders of the Company.

  At a meeting on July 2, 1996, the Board approved the 1996 Employee Stock Option Plan (as amended and restated, the "Option Plan") subject to stockholder approval. A copy of the Option Plan is attached as Exhibit A to this Proxy Statement. Set forth below is a summary of the principal terms of the Option Plan, which should be reviewed carefully by stockholders prior to voting on this proposal. This summary is not complete and is qualified in its entirety by reference to the Option Plan.

  The Option Plan was approved by the stockholders of the Company prior to the Effective Date and became effective on the Effective Date. The Option Plan grants the Board the power and authority to amend the Option Plan at any time without requiring the Board to obtain stockholder approval as a condition to the effectiveness of such amendment. The Board amended the Option Plan as follows: (i) on July 26, 1996 to increase the number of shares of Common Stock subject to the Option Plan from 1,090,183 to 1,103,419, to offset the dilutive effect of the Company's registration of an additional 120,000 shares of Common Stock in the Offering; and (ii) on September 17, 1996 to increase the number of shares of Common Stock subject to the Option Plan from 1,103,419 to 1,109,147, to offset the dilutive effect of the Company's issuance of shares of Common Stock upon the exercise of the underwriters' over-allotment option granted in connection with the Offering.

  The Option Plan is administered by the Plan Administration and Compensation Committee (the "Plan Committee"), comprised of disinterested members of the Board. The Plan Committee has authority under the Option Plan to designate the persons to whom options will be granted, and, subject to the various provisions of the Option Plan, to fix the number of shares to be subject to such options and the other terms and conditions of such options. Under the Option Plan, the Plan Committee may grant incentive stock options ("Incentive Options") or options which do not qualify as incentive stock options ("Non-Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan Committee has full power to construe and interpret the Option Plan and to establish rules for its administration. The Plan Committee's determinations are binding upon all persons.

  The Option Plan is intended to attract, retain, and provide incentives to key employees of the Company and to compensate certain officers and employees of the Company by offering them an opportunity to acquire or increase a proprietary interest in the Company. Options under the Option Plan may be granted to full-time, salaried employees of the Company and its parents or subsidiaries. No directors of the Company will be eligible to receive options under the Option Plan unless they are also full-time salaried employees of the Company or one of its subsidiaries.

  The Option Plan provides that the Company may grant options for the purchase of up to 1,109,147 shares of Common Stock. The Company will receive no cash payment in connection with the grant of options or rights thereunder.

DESCRIPTION OF THE OPTION PLAN

  All options granted under the Option Plan are subject to the following terms:

  - The option must be evidenced by a written agreement between the Company and the option holder.

  - The exercise price of the option must be not less than 100% of the fair market value of Common Stock at the date of grant.

  - Options granted under the Option Plan shall become exercisable at such time or times and into such amounts of Common Stock as may be determined by the Plan Committee in its sole discretion, subject to the terms and conditions of the Option Plan.

  - If an option holder's employment by the Company or a subsidiary terminates prior to an option's stated expiration date on account of the death of such holder, all options underlying such holder's option agreement shall vest immediately on the date of death and shall expire on the date that is 90 days after the death of such holder, unless provided otherwise in such holder's option agreement. If an option holder's employment by the Company or a subsidiary terminates prior to an option's stated expiration date on account of the disability of such holder, all options underlying such holder's option agreement shall vest immediately on the date of disability and shall expire on the date that is one year after the date of disability of such holder, unless provided otherwise in such holder's option agreement. If an option holder elects to voluntarily retire from the Company or a subsidiary, all unvested options shall continue to vest for a period of three years following the retirement date and the holder of such option shall have the right to exercise any vested portion of such option during such three-year period, unless otherwise provided in such holder's option agreement or in the Option Plan. If an option holder's employment by the Company or a subsidiary is terminated without cause, the holder of such option shall have the right to exercise any vested options for a period of 30 days following the date of such termination, unless otherwise provided in such holder's option agreement.

  - The exercise price payable upon the exercise of an option granted under the Option Plan must be paid in cash or check upon exercise or, if the Plan Committee has so permitted, in the case of Non-Incentive Options, by delivery of other shares of Common Stock or by retention by the Company of the shares of Common Stock which would otherwise be transferred to the option holder, in each case, having an aggregate fair market value equal to the exercise price or by delivering a combination of cash and Common Stock.

  Incentive Options granted under the Option Plan will be subject to the following terms, in addition to the terms described above which are applicable to all options granted under the Option Plan:

  - An option holder cannot transfer an Incentive Option granted under the Option Plan except by his will or the laws of intestacy.

  - During an option holder's life, only the option holder can exercise an Incentive Option.

  - The aggregate fair market value (determined at the time of grant) of the shares of Common Stock subject to all Incentive Options granted to any one person under the Option Plan (or any other plan of the Company and its subsidiaries and parents) which are exercisable for the first time in any calendar year cannot exceed $100,000.

  - Each Incentive Option granted under the Option Plan will expire no more than ten years after the date of its grant.

  The Option Plan provides that the total number of shares subject to the Option Plan and the exercise price per share may be proportionately adjusted by the Board in the event of a stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in the capitalization of the Company. In the event of a reorganization, reclassification, consolidation, merger or sale of substantially all of the assets, the Board may adjust the number, type, or price of options to reflect the event.

  Under the terms of the Option Plan, the Board may amend the Option Plan at any time without the approval of the Company's stockholders so long as any amendment does not affect outstanding options or adversely affect the Option Plan's qualification under the Code. The Board must obtain the affirmative vote of a majority of all issued and outstanding shares of Common Stock to amend the Option Plan in any manner which would cause any outstanding Incentive Options to no longer qualify as Incentive Options or which would cause the Option Plan not to satisfy the Code requirements relating to performance based compensation. If any option holder is deemed to be an "insider" for purposes of Section 16 of the Exchange Act, the Board must obtain the affirmative vote of a majority of all issued and outstanding shares of Common Stock in order to (i) increase the total number of shares of Common Stock for which incentive stock options may be granted and outstanding under the Option Plan in the aggregate or to any one person, (ii) increase the benefits accruing to participants under the Option Plan, or (iii) modify the eligibility requirements for participation in the Option Plan.

  The Option Plan is being submitted for stockholder approval in order to meet certain requirements of the Code with respect to the granting of Incentive Options and the deductibility of stock-based compensation pursuant to Section 162(m) of the Code. In addition, stockholder approval is required in order to comply with the conditions of Rule 16b-3 ("Rule 16b-3") under the Exchange Act. Compliance with Rule 16b-3 permits, among other things, officers of the Company to surrender for credit, at current fair market value, shares of previously purchased Common Stock in payment of the applicable option exercise price and to receive cash upon surrender of options granted under the Option Plan without incurring "short-swing profit" liability under the Exchange Act. The Board believes that compliance with Rule 16b-3 substantially enhances the incentive compensation benefits of the Incentive Options.

FEDERAL INCOME TAX CONSEQUENCES

  A. Incentive Options

  Except as described below, neither the granting nor the exercise of an Incentive Option under the Option Plan will result in recognition of income or loss to the grantee of the option for Federal income tax purposes. If (i) the option holder retains ownership of Common Stock issued upon exercise of an Incentive Option for at least two years from the grant of the option and one year after the stock was transferred to the option holder pursuant to such exercise and at all times during the period beginning on the date of the granting of the option and ending on the day three months before the date of exercise, and (ii) the option holder was an employee of the Company or a parent or subsidiary of the Company, or a corporation or parent or subsidiary of such corporation issuing or assuming such option in a transaction to which
Section 424(a) of the Code applies, then the option holder will be entitled to long-term capital gain treatment on any gain from the subsequent sale of Common Stock. The basis of Common Stock will be its exercise price. Any gain from the subsequent sale of stock issued upon exercise of an Incentive Option or loss (measured by the difference between the amount realized on disposition and the basis) will be long-term capital gain or loss. Generally, the Company will not be entitled to any deduction in connection with the grant or exercise of incentive stock options under the Option Plan or the sale of Common Stock issued upon exercise of such options.

  If an option holder does not satisfy the holding period for Common Stock acquired upon exercise of an incentive stock option, any gain realized upon the disposition of such Common Stock will be taxed as ordinary income for Federal income tax purposes to the extent of the difference between the option exercise price and the lesser of (i) the fair market value of Common Stock on the date the option was exercised and (ii) the amount realized upon disposition of Common Stock. Any amount realized by the option holder in excess of such difference will be either long-term or short-term capital gain, depending on the holding period for Common Stock. The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the option holder.

  If an option holder exercises an Incentive Option granted under the Option Plan by delivering Common Stock which was acquired upon the prior exercise of an incentive stock option and which had not been held for the required holding period, then the option holder would recognize ordinary income from the disposition of such previously acquired Common Stock. The amount of ordinary income would be determined in the same manner as in the case of any premature disposition of stock received under an incentive stock option, as described above, and the Company would be entitled to a deduction in the amount of such ordinary income. If Common Stock delivered to pay the exercise price upon exercise of an incentive stock option had not been acquired upon the prior exercise of an incentive stock option, or if it has been acquired upon exercise of an Incentive Option and held for the required period, then the option holder would not recognize any income or gain from such delivery. In such event, the basis and holding period of the shares of Common Stock received will carry over to such shares to the extent the number of such shares received equals the number of shares of Common Stock tendered, and any excess shares of Common Stock received will have a zero basis and a new holding period (which will be subject to the one-year and two-year holding period rules described above).

  B. Non-Incentive Options

  Employees who have been granted Non-Incentive Options will not recognize income for Federal income tax purposes at the time the options are granted. Upon exercise of a Non-Incentive Option for cash, in general, a holder will recognize ordinary income for Federal income tax purposes to the extent of any excess of the fair market value of the Company's Common Stock received upon exercise over the exercise price of such Common Stock. Notwithstanding the foregoing, directors and officers of the Company who are subject to Section 16-b of the Exchange Act are subject to special tax rules relating to the receipt of shares upon the exercise of Non-Incentive Options. The Company will be entitled to a deduction in the amount which the holder recognizes as ordinary income provided that certain conditions are met.

  When an employee exercises a Non-Incentive Option by delivering Common Stock, the employee will generally recognize ordinary income to the extent of the fair market value of the shares received in excess of the number of shares of Common Stock tendered on exercise (as well as ordinary income in connection with the disposition of any Common Stock tendered as a result of a prior exercise of an Incentive Option for which the holding periods described above were not met).

  The basis and holding period of the number of shares received equal to the number of shares of Common Stock tendered (assuming no shares failing to meet the one-year and two-year holding periods described above for stock acquired on exercise of an Incentive Option are tendered) will be carried over and any excess shares received will have a new holding period and a fair market value basis.

  The Company will be entitled to a deduction equal to any ordinary income recognized by the option holder.

  The approval of the Option Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting by holders of Common Stock entitled to vote.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE OPTION PLAN.

         CONFIRMATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Company has selected Ernst & Young LLP as independent public accountants to audit the books and accounts of the Company for the current fiscal year and recommends that the stockholders confirm such selection. Ernst & Young LLP served in that capacity with respect to the fiscal year ended March 28, 1997. In the event of a negative vote, the Board of Directors will reconsider its selection. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, to have the opportunity to make a statement and to respond to appropriate questions from stockholders.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE CONFIRMATION OF ERNST & YOUNG LLP AS THE COMPANY'S AUDITORS AND INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE CURRENT FISCAL YEAR.

                     STOCKHOLDER PROPOSALS AND NOMINATIONS

  Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders of the Company must be received by the Company for inclusion in the Proxy Statement and form(s) of proxy relating to such Annual Meeting no later than February 12, 1998. Stockholder proposals should be directed to the attention of the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement. Timely receipt of a stockholder's proposal will satisfy only one of several conditions established by the SEC for inclusion in the Company's proxy materials.

                            DISCRETIONARY AUTHORITY

  It is not intended to bring before the Annual Meeting any matters except the election of two Class I Directors, the adoption of the Second Amended and Restated 1996 Employee Stock Option Plan and the confirmation of the appointment of Ernst & Young LLP as independent public accountants. Management is not aware at this time of any other matters to be presented for action. If, however, any other matters properly come before the Annual Meeting, the persons named as proxies in the enclosed form of proxy intend to vote in accordance with their judgment on the matters presented.

                                          By Order of the Board of Directors,

                                          Robert M. Doyle
                                          Secretary

June 13, 1997

                                                                      EXHIBIT A

                         COINMACH LAUNDRY CORPORATION

                          SECOND AMENDED AND RESTATED
                        1996 EMPLOYEE STOCK OPTION PLAN

                                   ARTICLE 1

                          IDENTIFICATION OF THE PLAN

  1.1 Title. The plan described herein shall be known as the Coinmach Laundry Corporation Second Amended and Restated 1996 Employee Stock Option Plan (the "Plan").

  1.2 Purpose. The purpose of this Plan is (i) to compensate certain officers and employees of Coinmach Laundry Corporation (the "Company") and its Subsidiaries for services rendered by such persons after the date of adoption of this Plan to the Company or any Subsidiary; (ii) to provide certain officers and employees of the Company and its Subsidiaries with significant additional incentive to promote the financial success of the Company; and
(iii) to provide an incentive which may be used to induce able persons to enter into or remain in the employment of the Company or any Subsidiary.

  1.3 Effective Date. The Plan shall become effective on July 23, 1996 (the "Effective Date"). The Plan, however, is subject to approval by the stockholders of the Company. If stockholder approval is not granted within twelve (12) months from the date of its adoption by the Board, the Plan shall thereupon terminate. Grants of Options may be made prior to stockholder approval, but any such Options granted shall not be exercisable prior to stockholder approval and shall terminate without any further action by the Company if stockholder approval is not given.

  1.4 Defined Terms. Certain capitalized terms used herein have the meanings as set forth in Section 10.1 of the Plan.

                                   ARTICLE 2

                          ADMINISTRATION OF THE PLAN

  2.1 Committee's Powers. This Plan shall be administered by a committee (the "Committee") composed of persons appointed by the Board of Directors of the Company in accordance with the provisions of Section 2.2. The Committee shall have full power and authority to prescribe, amend and rescind rules and procedures governing administration of this Plan. The Committee shall have full power and authority (i) to interpret the terms of this Plan, the terms of the Options and the rules and procedures established by the Committee and (ii) to determine the meaning of or requirements imposed by or rights of any person under this Plan, any Option or any rule or procedure established by the Committee. Each action of the Committee which is within the scope of the authority delegated to the Committee by this Plan or by the Board shall be binding on all persons.

  2.2 Committee Membership. The Committee shall be composed of two or more members of the Board, each of whom is a "disinterested person," as defined in Securities and Exchange Commission Rule 16b-3, as amended ("Rule 16b-3"), or any successor rules or government pronouncements. The Board shall have the power to determine the number of members which the Committee shall have and to change the number of membership positions on the Committee from time to time. The Board shall appoint all members of the Committee. The Board may from time to time appoint members to the Committee in substitution for, or in addition to, members previously appointed and may fill vacancies, however caused, on the Committee. Any member of the Committee may be removed from the Committee by the Board at any time with or without cause. If at any time no special committee has been constituted by the Board especially for the purposes of this Plan, then the members of the Board who are "disinterested persons" as defined in Rule 16b-3 shall have all powers and rights delegated to the "Committee" under this Plan. Notwithstanding anything to the contrary in this Section 2.2, the Committee shall not grant an Option to a Section 16 Holder unless the Committee is constituted so as to comply with Securities and Exchange Commission Rule 16b-3, as amended, or any successor rules or government pronouncements.

  2.3 Committee Procedures. The Committee shall hold its meetings at such times and places as it may determine. The Committee may make such rules and regulations for the conduct of its business as it shall deem advisable. Unless the Board or the Committee expressly decides to the contrary, a majority of the members of the Committee shall constitute a quorum and any action taken by a majority of the Committee members in attendance at a meeting at which a quorum of Committee members are present shall be deemed an act of the Committee.

  2.4 Indemnification. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his or her service on the Committee under this Plan. Service on the Committee shall constitute service as a director of the Company so that the members of the Committee shall be entitled to indemnification and reimbursements as directors of the Company for any action or any failure to act in connection with service on the Committee to the full extent provided for at any time in the Company's Certificate of Incorporation and By-Laws, or in any insurance policy or other agreement intended for the benefit of the Company's directors.

                                   ARTICLE 3

                     EMPLOYEES ELIGIBLE TO RECEIVE OPTIONS

  A person shall be eligible to be granted an Option only if on the proposed Granting Date for such option such person is a full-time, salaried employee of the Company or any Subsidiary, excluding non-management directors of the Company. A person eligible to be granted an Option is herein called a "Key Employee."

                                   ARTICLE 4

                               GRANT OF OPTIONS

  4.1 Power to Grant Options. The Committee shall have the right and the power to grant at any time to any Key Employee an option entitling such person to purchase Common Stock from the Company in such quantity, at such price, on such terms and subject to such conditions consistent with the provisions of this Plan as may be established by the Committee on or prior to the Granting Date for such option. Each option to purchase Common Stock which shall be granted by the Committee pursuant to the provisions of this Plan is herein called an "Option."

  4.2 Granting Date. An Option shall be deemed to have been granted under this Plan on the date (the "Granting Date") which the Committee designates as the Granting Date at the time it approves such Option, provided that the Committee may not designate a Granting Date with respect to any Option which is earlier than the date on which the granting of such Option is approved by the Committee.

  4.3 Option Terms Which The Committee May Determine. The Committee shall have the power to determine the Key Employee to whom Options are granted, the number of Shares subject to each Option, the number of Options awarded to each Key Employee and the time at which each Option is granted. Except as otherwise expressly provided in this Plan, the Committee shall also have the power to determine, at the time of the grant of each Option, all terms and conditions governing the rights and obligations of the holder with respect to such Option, including but not limited to: (a) the purchase price per Share or the method by which the purchase price per Share will be determined; (b) the length of the period during which the Option may be exercised and any limitations on the number of Shares purchasable with the Option at any given time during such period; (c) the times at which the Option may be exercised; (d) any conditions precedent to be satisfied before the Option may be exercised, such as vesting period; (e) any restrictions on resale of any Shares purchased upon exercise of the Option; and (f) whether the Option will constitute an Incentive Stock Option.

  4.4 Option Agreement. No person shall have any rights under any Option unless and until the Company and the person to whom such Option is granted have executed and delivered an agreement expressly granting the Option to such person and containing provisions setting forth the terms of the Option (an "Option Agreement").

                                   ARTICLE 5

                                 OPTION TERMS

  5.1 Plan Provisions Control Option Terms. The terms of this Plan shall govern all the Options. In the event any provision of any Option Agreement conflicts with any term in this Plan as constituted on the Granting Date of such Option, the term in this Plan as constituted on the Granting Date of the Option shall control. Except as provided in Article 8, the terms of any Option may not be changed after the Granting Date of such Option without the express approval of the Company and the Option Holder.

  5.2 Price Limitation. Subject to Article 8, the price at which each Share may be purchased upon the exercise of any Option may not be less than the Per Share Market Value on the Granting Date for such Option.

  5.3 Term Limitation. No Incentive Stock Option may be granted under this Plan which is exercisable more than ten years after its Granting Date. This
Section 5.3 shall not be deemed to limit the term which the Committee may specify for any Options granted under the Plan which are not intended to be Incentive Stock Options.

  5.4 Transfer Limitations. No Option granted pursuant to this Plan shall be transferable other than by will or the laws of descent and distribution or exercisable during the lifetime of the person to whom the Option is initially granted by anyone other than the initial grantee. It shall be a condition precedent to any transfer of any Option in accordance with the immediately preceding sentence that the transferee executes and delivers an agreement acknowledging such Option has been acquired for investment and not for distribution and is and shall remain subject to this Plan and the Option Agreement. The "Holder" of any Option shall mean (i) the initial grantee of such Option or (ii) any permitted transferee.

  5.5 $100,000 Per Year Limit on Incentive Stock Options. No Key Employee may be granted Incentive Stock Options if the value of the Shares subject to those options which first become exercisable in any given calendar year (and the value of the Shares subject to any other Incentive Stock Options issued to the Key Employee under the Plan or any other plan of the Company or its Subsidiaries which first become exercisable in such year) exceeds $100,000. For this purpose, the value of Shares shall be determined on the Granting Date. Any Incentive Stock Options issued in excess of the $100,000 limit shall be treated as Options that are not Incentive Stock Options. Incentive Stock Options shall be taken into account in the order in which they were granted.

  5.6 No Right to Employment Conferred. Nothing in this Plan or (in the absence of an express provision to the contrary) in any Option Agreement (i) confers any right or obligation on any person to continue in the employ of the Company or any Subsidiary or (ii) affects or shall affect in any way any person's right or the right of the Company or any Subsidiary to terminate such person's employment with the Company or any Subsidiary at any time, for any reason, with or without cause.

                                   ARTICLE 6

                                OPTION EXERCISE

  6.1 Normal Option Term. Except as otherwise expressly provided in Sections 6.3, 6.5 or 6.7 or in the Option Agreement, the right to exercise any Option shall terminate at the earlier of the following dates: (i) the Termination Date of the initial grantee of the Option or (ii) the Expiration Date of the Option.

  6.2 Exercise Time. No option granted to a Section 16 Holder shall become exercisable within six months of the applicable Granting Date, except in the case of the death or permanent disability of the Holder as provided in Section
6.5 below. Notwithstanding the terms of the Option Agreement, if any Option is issued to a Holder who is not a Section 16 Holder on the Granting Date and such Holder becomes a Section 16 Holder before such Holder exercises such Option, then such Option shall not become exercisable within six months of the applicable Granting Date, except in the case of the death or permanent disability of the Holder as provided in Section 6.5 below. Subject to the preceding two sentences, each Option shall become exercisable at the time provided in the Option Agreement, provided that the Committee in its sole discretion shall have the right (but shall not in any case be obligated) to permit the exercise of such Option prior to such time.

  6.3 Extension of Exercise Time. The Committee in its sole discretion shall have the right (but shall not in any case be obligated) to permit any Option to be exercised after the Termination Date of the Holder of such Option. Notwithstanding the preceding sentence, but subject to Section 6.7, the Committee shall not have the right to permit the exercise of any Option after its Expiration Date.

  6.4 Exercise Procedures. Each Option shall be exercised by written notice to the Company. Any Holder of any Option shall be required, as a condition to such Holder's right to purchase securities with such Option, to supply the Committee at such person's expense with such evidence, representations, agreements or assurances (including, but not limited to, opinions of counsel satisfactory to the Committee) as the Committee may deem necessary or desirable in order to establish to the satisfaction of the Committee the right of such person to exercise such Option and of the propriety of the sale of securities by reason of such exercise under the Securities Act and any other laws or requirements of any governmental authority specified by the Committee. The Company shall not be obligated to sell any Shares subject to such Option until all evidence, representations, agreements and assurances required by the Committee have been supplied. An Option Holder shall not have any rights as a stockholder with respect to Shares issuable under any Option until and unless such Shares are sold and delivered to such Option Holder. The purchase price of Shares purchased upon the exercise of an Option shall be paid in full in cash or by check by the Option Holder at the time of the delivery of such Shares, provided that the Committee may (but need not) permit payment to be made by (i) delivery to the Company of outstanding Shares, (ii) retention by the Company of Shares which would otherwise be transferred to the Option Holder upon exercise of the Option or (iii) any combination of cash, check, the Holder's delivery of outstanding Shares and retention by the Company of Shares which would otherwise be transferred to the Option Holder upon exercise of the Option, and provided further that no portion of the purchase price of Shares purchased on the exercise of an Incentive Stock Option may be paid by retention of Shares by the Company. In the event an Incentive Stock Option is granted, the Committee may (but need not) permit payment to be made by (i) cash or check or (ii) delivery to the Company of outstanding Shares. In the event any Common Stock is delivered to or retained by the Company to satisfy all or any part of the purchase price, the part of the purchase price deemed to have been satisfied by such Common Stock shall be equal to the product derived by multiplying (i) the Per Share Market Value as of the date of exercise by (ii) the number of Shares delivered to or retained by the Company. The number of Shares delivered to or retained by the Company in satisfaction of the purchase price shall not be a number which when multiplied by the Per Share Market Value as of the date of exercise would result in a product greater than the purchase price. No fractional Shares shall be delivered to or retained by the Company in satisfaction of the purchase price. To the extent such fractional share would result, the Option Holder shall make up such difference in cash. With respect to any exercise of an Option that is permitted to be made by delivery to the Company of outstanding Shares of Common Stock or retention by the Company of Shares which would otherwise be transferable to the Option Holder, the Option Holder shall be required to deposit with the Company an amount in cash sufficient to allow the Company to satisfy any tax or other withholding requirements under applicable law. Any part of the purchase price paid in cash or by check upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose. Notwithstanding Article 7, unless the Board shall otherwise determine, for each Share delivered to or retained by the Company as payment of all or part of the purchase price upon the exercise of any Option, the aggregate number of Shares subject to this Plan shall be increased by one Share.

  6.5 Death, Permanent Disability, Retirement or Termination Without Cause Of Option Holder.

  (a) Death. Except as otherwise expressly provided in the Option Agreement, if the Holder of an Option dies while such Option Holder is still employed by the Company or any Subsidiary, then the right to exercise all unexpired installments of such Option which have not yet vested or became exercisable shall be accelerated to the date of death and shall become exercisable as of the date of death. Except as otherwise provided in the option Agreement and subject to Section 6.7, if the Holder of an option dies and such Option is then exercisable at the date of death (for any reason including acceleration of vesting pursuant to the preceding sentence), then the Holder's estate or the person or persons to whom the Holder's rights under the Option shall pass by reason of the Holder's death shall have the right to exercise the Option for 90 days after the date of death, and the Option shall expire at the end of such 90 day period.

  (b) Permanent Disability. Except as otherwise provided in the Option Agreement, if the Holder of an option suffers a Permanent Disability while such Holder is still employed by the Company or any Subsidiary, then the right to exercise all unexpired installments of such Option which have not yet vested or became exercisable shall be accelerated to the date of such Permanent Disability and shall become exercisable as of the date of such Permanent Disability (the "Permanent Disability Date"). Except as otherwise provided in the Option Agreement and subject to Section 6.7, if the Holder of an Option suffers a Permanent Disability and such Option is exercisable at the Permanent Disability Date (for any reason including acceleration pursuant to the preceding sentence), then such Holder shall have the right to exercise such Option for one year after the Permanent Disability Date, and the Option shall expire at the end of such one year period.

  (c) Retirement. Except as otherwise provided in the Option Agreement, if the Holder of an Option elects to voluntarily retire from the Corporation or any Subsidiary while such Holder is still employed by the Company or any Subsidiary, then any installments of such Option which have not yet vested or become exercisable shall remain outstanding for up to three years following the date of such retirement. During such three year period, the time period for the vesting of an Option contained in an Option Agreement will be deemed to continue to be satisfied during such retirement and counted toward determining whether any time period has been satisfied for vesting of the Option. Except as otherwise provided in the Option Agreement and subject to
Section 6.7, if the Holder of an Option retires and such Option is or becomes exercisable at the time of or following such retirement, then such Holder shall have the right to exercise such option for three years after the date of retirement, and the Option shall expire at the end of such three-year period. Notwithstanding anything in this Section 6.5(c) or an Option Agreement to the contrary, if the Committee determines in the good faith exercise of its judgment that any Holder who has retired engages in any conduct detrimental to the Company, upon such determination by the Committee, such Option shall immediately and without further action on the part of the Company, expire and become unexerciseable. No notice of such determination need be given to any Holder in such circumstance. Notwithstanding the foregoing, the tax treatment available pursuant to Section 422 of the Code upon the exercise of an Incentive Stock Option will not be available to a holder who exercises any such Option more than three months after the date of retirement.

  (d) Termination Without Cause. Except as otherwise provided in the Option Agreement, if the Holder of an Option is terminated without Cause and such Option is currently exercisable at the time of such termination, then such Holder shall have the right to exercise such Option for 30 days after the date of such termination, and the Option shall expire at the end of such 30 day period.

  6.6 Taxes. The Company or any Subsidiary shall be entitled, if the Committee deems it necessary or desirable, to withhold from an Option Holder's salary or other compensation (or to secure payment from the Option Holder in lieu of withholding) all or any portion of any withholding or other tax due from the Company or any Subsidiary with respect to any Shares deliverable under such Holder's Option or the Committee may (but need not) permit payment of such withholding by the Company's retention of Shares which would otherwise be transferred to the Option Holder upon exercise of the Option. In the event any Common Stock is retained by the Company to satisfy all or any part of the withholding, the part of the withholding deemed to have been satisfied by such Common Stock shall be equal to the product derived by multiplying the Per Share Market Value as of the date of exercise by the number of Shares retained by the Company. The number of Shares retained by the Company in satisfaction of withholding shall not be a number which when multiplied by the Per Share Market Value as of the date of exercise would result in a product greater than the withholding amount. No fractional Shares shall be retained by the Company in satisfaction of withholding. Notwithstanding Article 7, unless the Board shall otherwise determine, for each Share retained by the Company in satisfaction of all or any part of the withholding amount, the aggregate number of Shares subject to this Plan shall be increased by one Share. The Company may defer delivery under a Holder's Option until indemnified to its satisfaction with respect to such withholding or other taxes.

  6.7 Securities Law Compliance. Each Option shall be subject to the condition that such Option may not be exercised if and to the extent the Committee determines that the sale of securities upon exercise of the Option may violate the Securities Act or any other law or requirement of any governmental authority. The Company shall not be deemed by any reason of the granting of any Option to have any obligation to register the Shares subject to such Option under the Securities Act or to maintain in effect any registration of such Shares which may be made at any time under the Securities Act. An Option shall not be exercisable if the Committee or the Board determines there is non-public information material to the decision of the Holder to exercise such Option which the Company cannot for any reason communicate to such Holder. Notwithstanding Sections 6.1, 6.3 and 6.5 and the terms of the Option Agreement, if (i) any Holder makes a bona fide request to exercise any Option which complies with Section 6.4, (ii) the Committee or the Board determines such Option cannot be exercised for a period of time pursuant to this Section
6.7 and (iii) such Option expires during such period, then the term of such Option shall be extended until the end of such period; provided, however, that the term of an Incentive Stock Option cannot be extended beyond ten years after its Granting Date.

                                   ARTICLE 7

                          SHARES SUBJECT TO THE PLAN

  Except as provided in Sections 6.4 and 6.6 and Article 8, an aggregate of 1,109,147 Shares of Common Stock shall be subject to this Plan. Except as provided in Sections 6.4 and 6.6 and Article 8, the Options shall be limited so that the sum of the following shall not as of any given time exceed 1,109,147 Shares: (i) all Shares subject to Options outstanding under this Plan at the given time and (ii) all Shares which shall have been sold by the Company by reason of the exercise at or prior to the given time of any of the Options. The Common Stock issued under the Plan may be either authorized and unissued shares, shares reacquired and held in the treasury of the Corporation, or both, all as from time to time determined by the Board. In the event any Option shall expire or be terminated before it is fully exercised, then all Shares formerly subject to such Option as to which such Option was not exercised shall be available for any Option subsequently granted in accordance with the provisions of this Plan. Notwithstanding anything contained in this Plan, the maximum aggregate number of Shares subject to Options that may be granted to any one Key Employee in any one calendar year shall not exceed 400,000 Shares.

                                   ARTICLE 8

                    ADJUSTMENTS TO REFLECT ORGANIC CHANGES

  The Board shall appropriately and proportionately adjust the number and kind of Shares subject to outstanding Options, the price for which Shares may be purchased upon the exercise of outstanding Options, and the number and kind of Shares available for options subsequently granted under this Plan to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in the capitalization of the Company which the Board determines to be similar, in its substantive effect upon this Plan or the Options, to any of the changes expressly indicated in this sentence. The Board may (but shall not be required to) make any appropriate adjustment to the number and kind of Shares subject to outstanding Options, the price for which Shares may be purchased upon the exercise of outstanding Options, and the number and kind of Shares available for Options subsequently granted under this Plan to reflect any spin-off, spin-out or other distribution of assets to stockholders or any acquisition of the Company's stock or assets or other change which the Board determines to be similar, in its substantive effect upon this Plan or the Options, to any of the changes expressly indicated in this sentence. The Committee shall have the power to determine the amount of the adjustment to be made in each case described in the preceding two sentences, but no adjustment approved by the Committee shall be effective until and unless it is approved by the Board. In the event of any reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Company's assets which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, the Board may (but shall not be required to) substitute the per share amount of such stock, securities or assets for Shares upon any subsequent exercise of any Option. If any fractional Share becomes subject to any Option as a result of any change made under this Article 8, then (i) such Option may not be exercised with respect to such fractional Share until and unless such Option is exercised as to all other Shares subject to such option and (ii) if such Option is exercised with respect to such fractional Share, the Company shall have the right to deliver to the Holder in lieu of such fractional Share cash in an amount equal to the product derived by multiplying the fraction representing the portion of a full Share represented by such fractional Share times the Per Share Market Value on the exercise date of the Option with respect to such fractional Share established as prescribed in this Plan.

                                   ARTICLE 9

                     AMENDMENT AND TERMINATION OF THE PLAN

  9.1 Amendment. Except as provided in the following two sentences, the Board shall have complete power and authority to amend this Plan at any time and no approval by the Company's stockholders or by any other person, committee or other entity of any kind shall be required to make any amendment approved by the Board effective. The Board shall not, without the affirmative approval of the Company's stockholders, amend the Plan in any manner which would cause any outstanding Incentive Stock Options to no longer qualify as Incentive Stock Options or which would cause the Plan not to satisfy the requirements relating to performance based compensation under (S) 162(m) of the Code. If any Section 16 Holder holds any Option, the Board shall not, without the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with applicable law, make any amendment to this Plan which materially (i) increases the benefits accruing to participants under the Plan, (ii) increases the number of shares of Common Stock which may be issued under the Plan or (iii) modifies the requirements as to eligibility for participation in the Plan. No termination or amendment of this Plan may, without the consent of the Holder of any Option prior to termination or the adoption of such amendment, materially and adversely affect the rights of such Holder under such Option.

  9.2 Termination. The Board shall have the right and the power to terminate this Plan at any time, provided that no Incentive Stock Options may be granted after the tenth anniversary of the adoption of this Plan. No Option shall be granted under this Plan after the termination of this Plan, but the termination of this Plan shall not have any other effect. Any Option outstanding at the time of the termination of this Plan may be exercised after termination of this Plan at any time prior to the Expiration Date of such Option to the same extent such Option would have been exercisable had this Plan not terminated.

                                  ARTICLE 10

                 DEFINITIONS AND OTHER PROVISIONS OF THE PLAN

  10.1 Definitions. Each term defined in this Section 10.1 has the meaning indicated in this Section 10.1 whenever such term is used in this Plan:

  "Board of Director" and "Board" both mean the Board of Directors of the Company as constituted at the time the term is applied.

  "Cause" means (i) the willful refusal to follow directions given by the Board, (ii) commission of any act involving moral turpitude or any act which brings or could bring the Company into disrepute or materially damages its relations with its customers, suppliers, licensors or financing sources, (iii) the violation of any statutory or common law duty of loyalty to the Company or
(iv) a good faith determination by a majority of the Board that continued employment is not in the best interests of the Company.

  "Common Stock" means the issued or issuable class A common stock, par value $.01 per share, of the Company.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Committee" has the meaning such term is given in Section 2.1 of this Plan.

  "Company" as applied as of any given time shall mean Coinmach Laundry Corporation, a Delaware corporation, except that if prior to the given time any corporation or other entity has acquired all or a substantial part of the assets of the Company (as herein defined) and has agreed to assume the obligations of the Company under this Plan, or is the survivor in a merger or consolidation to which the Company was a party, such corporation or other entity shall be deemed to be the Company at the given time.


  "Expiration Date" as applied to any option means the date specified in the Option Agreement between the Company and the Holder as the expiration date of such Option. If no expiration date is specified in the Option Agreement relating to any Option, then the Expiration Date of such option shall be the day prior to the tenth anniversary of the Granting Date of such Option. Notwithstanding the preceding sentences, if the person to whom any Incentive Stock Option is granted owns, on the Granting Date of such Option, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company (or of any parent or Subsidiary of the Company in existence on the Granting Date of such Option), and if no expiration date is specified in the Option Agreement relating to such Option, then the Expiration Date of such Option shall be the day prior to the fifth anniversary of the Granting Date of such Option.

  "Granting Date" has the meaning such term is given in Section 4.2 of this Plan.

  "Holder" has the meaning such term is given in Section 5.4 of this Plan.

  "Incentive Stock Option" means an incentive stock option, as defined in Code
Section 422, which is granted pursuant to this Plan.

  "Key Employee" has the meaning such term is given in Article 3 of this Plan.

  "Option" has the meaning such term is given in Section 4.1 of this Plan.

  "Option Agreement" has the meaning such term is given in Section 4.4 of this Plan.

  "Permanent Disability" shall mean a physical or mental disability suffered by an initial grantee of an Option which the Committee determines in its sole discretion will permanently prevent such initial grantee from working for the Company in the same or a substantially similar position as such initial grantee occupied prior to suffering such disability.

  "Permanent Disability Date" has the meaning such term is given in Section
6.5 of this Plan.

  "Per Share Market Value" on any given date shall be the fair market value of one Share as of the close of business on the given date determined in such manner as shall be prescribed in good faith by the Committee; provided, that as long as the Shares are traded on a national securities exchange or national automated quotation system (such as the Nasdaq National Market), the Per Share Market Value shall be the reported closing price of the Shares on such date.

  "Plan" has the meaning such term is given in Section 1.1 of this Plan.

  "Section 16 Holder" refers to any person who, with respect to the Company, is subject to Section 16 of the Securities Exchange Act of 1934, as amended, at any time or any law or statute which succeeds Section 16.

  "Securities Act" at any given time shall consist of: (i) the Securities Act of 1933 as constituted at the given time; (ii) any other law or laws promulgated prior to the given time by the United States Government which are in effect at the given time and which regulate or govern any matters at any time regulated or governed by the Securities Act of 1933; (iii) all regulations, rules, registration forms and other governmental pronouncements issued under the laws specified in clauses (i) and (ii) of this sentence which are in effect at the given time; and (iv) all interpretations by any governmental agency or authority of the things specified in clause (i), (ii) or (iii) of this sentence which are in effect at the given time. Whenever any provision of this Plan requires that any action be taken in compliance with any provision of the Securities Act, such provision shall be deemed to require compliance with the Securities Act as constituted at the time such action takes place.

  "Share" means a share of Common Stock.

  "Subsidiary" means any corporation in which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of securities of such corporation.

  "Termination Date" as applied to the initial grantee of any Option means, except as otherwise provided in the Option Agreement, the first date on which such initial grantee is not employed by either the Company or any Subsidiary for any reason (including, but not limited to, voluntary termination or termination for Cause) other than as a result of the death, Permanent Disability, retirement or termination without Cause of such Holder, in which case the provisions set forth in Section 6 shall apply. The Committee may specify in the original terms of an Option (or if not so specified, shall determine) whether an authorized leave of absence or absence on military or government service or absence for any other reason shall constitute a termination of employment with the Company or any Subsidiary for the purposes of this Plan.

  10.2 Headings. Section headings used in this Plan are for convenience only, do not constitute a part of this Plan and shall not be deemed to limit, characterize or affect in any way any provisions of this Plan. All provisions in this Plan shall be construed as if no headings had been used in this Plan.

  10.3 Severability.

  (a) General. Whenever possible, each provision in this Plan and in every Option at any time granted under this Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan or any Option at any time granted under this Plan is held to be prohibited by or invalid under applicable law, then (i) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (ii) all other provisions of this Plan and every option at any time granted under this Plan shall remain in full force and effect.

  (b) Incentive Stock Options. Whenever possible, each provision in this Plan and in every option at any time granted under this Plan which is evidenced by an Option Agreement which expressly states such Option is intended to constitute an Incentive Stock Option under Code Section 422 (an "intended ISO") shall be interpreted in such manner as to entitle such intended ISO to the tax treatment afforded by the Code to Options which do constitute Incentive Stock Options under Code Section 422, but if any provision of this Plan or any intended ISO at any time granted under this Plan is held to be contrary to the requirements necessary to entitle such intended ISO to the tax treatment afforded by the Code to Options which do constitute Incentive Stock Options under Code Section 422, then (i) such provision shall be deemed to have contained from the outset such language as shall be necessary to entitle such intended ISO to the tax treatment afforded by the Code to Options which do constitute Incentive Stock Options under Code Section 422, and (ii) all other provisions of this Plan and such intended ISO shall remain in full force and effect. If any Option Agreement covering an intended ISO granted under this Plan does not explicitly include any terms required to entitle such intended ISO to the tax treatment afforded by the Code to Options which do constitute Incentive Stock Options under Code Section 422, then all such terms shall be deemed implicit in the intention to afford such treatment to such Option and such Option shall be deemed to have been granted subject to all such terms.

  10.4 No Strict Construction. No rule of strict construction shall be applied against the Company, the Committee or any other person in the interpretation of any of the terms of this Plan, any Option or any rule or procedure established by the Committee.

  10.5 Choice of Law. This Plan and all documents contemplated hereby, and all remedies in connection therewith and all questions or transactions relating thereto, shall be construed in accordance with and governed by the internal laws of the State of Delaware.

                                     LOGO

                                   COINMACH

                         COINMACH LAUNDRY CORPORATION

                             CLASS A COMMON STOCK

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS - July 9, 1997

        The undersigned hereby appoints Robert M. Doyle, with full power of substitution, proxy for and in the name of the undersigned, to vote all Class A Common Stock, par value $.01 per share, of Coinmach Laundry Corporation, a Delaware corporation, that the undersigned would be entitled to vote if personally present at the 1997 Annual Meeting of Stockholders to be held at The Park Hotel, 2200 Rexford Road, Charlotte, North Carolina, on Wednesday, July 9, 1997 at 1:00 p.m., local time, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, subject to any direction indicated on the reverse side of this card, and upon any other business that may properly come before the meeting or any adjournment thereof; hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting.

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF COINMACH LAUNDRY CORPORATION AND WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDER'S SPECIFICATIONS HEREON. IN THE ABSENCE OF SUCH SPECIFICATION, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS, "FOR" APPROVAL OF THE ADOPTION OF THE SECOND AMENDED AND RESTATED 1996 EMPLOYEE STOCK OPTION PLAN AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

                                            COINMACH LAUNDRY CORPORATION
                                            P.O. BOX 11415
                                            NEW YORK, N.Y.  10203-0415

The Board of Directors of COINMACH LAUNDRY CORPORATION recommends a vote FOR Proposals 1,2 and 3.


1. Election of Directors

      FOR both nominees  [X]   WITHHOLD AUTHORITY  [X]    FOR both nominees [X]
      listed below             to vote for both           except as noted
                               nominees listed below      below

Nominees: Stephen R. Kerrigan and David A. Donnini
INSTRUCTIONS: To withhold authority to vote for either nominee, mark the "FOR both nominees except as noted below" box and write that nominee's name in the space provided below.
Exception: _____________________________________

2. Approval of the adoption of the Second Amended and Restated 1996 Employee Stock Option Plan

        FOR  [X]           AGAINST  [X]           ABSTAIN  [X]

3. Ratification of appointment of Ernst & Young LLP as the Corporation's independent auditors for the year ending March 27, 1998

        FOR  [X]           AGAINST  [X]           ABSTAIN  [X]

In his discretion, the Proxy is authorized to vote and otherwise represent the shares upon such other business as may properly come before the meeting or any adjournment(s) or postponements(s) thereof.

[X]  Mark here if you plan to attend the meeting.

Change of Address and/or Comments Mark Here  [X]


NOTE: Please date and sign this proxy exactly as your name appears hereon. In case of joint owners, each joint owner should sign. When signing in a fiduciary or representative capacity, please give your full title. If the proxy is submitted by a corporation or partnership it should be executed in the full corporation or partnership name by a duly authorized person.

Dated: _________________________, 1997

______________________________________
            Signature

______________________________________
            Signature

Votes must be indicated in black or blue ink. For each proposal, mark "X" in only one box.

(Please sign, date and return this proxy promptly in the enclosed postage prepaid envelope.)